UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

L3 CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-178482	30-0693512
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

52 Grand View Lane
Bellingham, WA  98229
 (Address of principal executive offices) (zip code)

(360) 393-4190
(Registrant's telephone number, including area code)

538 W 21st Street
Suite # 80308
Houston Texas 77008-3642
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01                      Changes in Control of Registrant.

On November 7, 2012, Kent Ausburn, PhD., the Director and Chief Executive Officer of L3 Corp. (the “Company”), purchased an aggregate of 1,430,000 shares of our outstanding common stock from Noam Katzav and David Zohar, our former officers and directors, in a private transaction.  As consideration for the shares, Dr. Ausburn paid a total purchase price of $2,000 from his personal funds.  Immediately upon the closing of the transaction, Dr. Ausburn became the majority shareholder of the Company and beneficially owned stock representing 84% of the outstanding voting shares of the Company.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2012, Mr. Katzav resigned as our President, Chief Executive Officer, Treasurer and Director and Mr. Zohar resigned as our Secretary and Director.  Kent Ausburn was appointed as our sole Director and Chief Executive Officer effective upon Mr. Katzav’s and Mr. Zohar’s resignations.  There was no disagreement between Mr. Katzav or Mr. Zohar and the Company on any matter relating to our operations, policies or practices.

Dr. Ausburn, 59, is a senior exploration geologist and mining-entrepreneur with over 31 years of worldwide experience in the exploration/mining industry.  Mr. Ausburn has served as a director of Hilltown Resources (HLT-CNSX) since 2009 and as its Chief Executive Officer since 2010, helping it re-focus toward exploration and development of iron and manganese properties in Brazil.   During the past three years he helped identify, acquire, and arrange financing for a large potash prospect in the Paradox Basin, SE Utah, USA, via acquisition by Magna Resources (MNA-CNSX), and an alkaline volcanic associated gold deposit in the western USA.  Dr. Ausburn currently serves on the board of directors of four junior Canadian mining companies.  From 2007-2008, Dr. Ausburn was associated with Longview Capital Partners as senior consulting geologist responsible for business development and property evaluation and development.  From 2002 to 2007, as co-founder and VP Exploration of Tournigan Gold Corporation (currently known as “Tournigan Energy”), Dr. Ausburn was responsible for identification, generation and acquisition of a high-quality portfolio of gold projects in Northern Ireland (Curraghinalt Au deposit) and Slovakia (Kremnica Au deposit), uranium projects in Slovakia (Kuriskova U deposit) and western USA (Wyoming, Arizona, South Dakota), and base metal projects in Northern Ireland and Slovakia.  Because of Dr. Ausburn’s substantial business experience in the mining industry and as a director of numerous companies, we have concluded that Dr. Ausburn should serve as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3 CORP.

Dated: November 8, 2012	By:	/s/ Kent Ausburn
Kent Ausburn Chief Executive Officer